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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Registration Statements No. 333-56544 and No. 333-68960 on Forms S-8 of Extensity, Inc. of our report dated January 15, 2002 except for the last paragraph of Note 9 as to which the date is March 6, 2002, appearing in this Annual Report on Form 10-K of Extensity, Inc. for the year ended December 31, 2001.



PricewaterhouseCoopers LLP


San Jose, California
March 28, 2002